Exhibit 99.1

MITEK SYSTEMS REPORTS SECOND QUARTER FISCAL YEAR 2012 RESULTS

•	Signed 315 financial institutions as of March 31, 2012

•	87 customers launched Mitek Mobile Deposit® as of March 31, 2012

SAN DIEGO – May 2, 2012 — Mitek Systems, Inc. (NASDAQ: MITK; www.miteksystems.com), a leading mobile imaging software solutions provider, today announced financial results for the second quarter of fiscal 2012, which ended March 31, 2012.

Total revenue for the second quarter of 2012 was $1.2 million compared to total revenue of $2.9 million for the second quarter of 2011. The decline in total revenue was primarily driven by the decrease in the number of licenses signed for the Company’s patented imaging software products. Total operating expenses for the second quarter of 2012 were $4.1 million compared to $2.3 million for the second quarter of 2011.

GAAP net loss for the second quarter of 2012 was $2.8 million, or $0.11 per diluted share, compared to net income of $570,000, or $0.02 per diluted share, in the second quarter of 2011.

Non-GAAP net loss for the second quarter of 2012 was $2.2 million, or $0.09 per diluted share, compared to net income of $865,000, or $0.04 per diluted share, in the second quarter of 2011. Please see page 7 of this news release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited).

“Mobile Deposit momentum continues with five of the top eight retail banks now commercially launched and all eight signed,” said President and CEO James B. DeBello. “We are focused on expanding our product offerings, with Mobile Photo Bill Pay™ and others, to satisfy customer demand. In parallel, we are pursuing partnerships in new market segments, such as the prepaid market, where we can leverage Mitek’s unique position to maximize value for our stakeholders.”

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

“Despite a challenging second quarter, Mitek has significant strengths that we will leverage to improve our financial performance. We have deep technology expertise, industry-leading market share for Mobile Deposit with 315 of the nation’s top financial institutions and a strong and growing patent portfolio,” DeBello said.

The Company ended the second quarter of fiscal 2012 with cash, cash equivalents and investments of $17.4 million, compared to $16.3 million at the end of fiscal 2011.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. EDT to discuss the Company’s second quarter 2012 financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-866-356-4123, using conference code 88407912.

•	International parties can access the call by dialing 1-617-597-5393, using conference code 88407912.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible at: http://www.media-server.com/m/p/xp9shsqh and will be archived on the “Investor Relations” section of the Company’s website at www.miteksystems.com for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 29554555. International parties should call 1-617-801-6888 and enter conference code 29554555.

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

About Mitek Systems

Headquartered in San Diego, Calif., Mitek Systems (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek Systems, please visit http://www.miteksystems.com.

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond financial services, expansion of product offerings, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not be able to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year September 30, 2011 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and earnings per share. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under generally accepted accounting principles (GAAP). Management believes these non-GAAP financial measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, identifying trends in the Company’s underlying business and perform related trend analysis, and a better understanding how management plans and measures the Company’s underlying business.

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

© 2012 Mitek Systems. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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Investor Relations:

Julie Cunningham

Vice President, Investor Relations & Corporate Communications

Mitek Systems

858.309.1780

ir@miteksystems.com

Media Relations:

Sarah Schulz

Mix PR

miteksystems@mix-pr.com

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

CONDENSED BALANCE SHEETS

	March 31, 2012	September 30, 2011
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,221,904	$5,655,716
Short-term investments	10,395,561	10,187,638
Accounts receivable, net	1,529,625	2,956,295
Other current assets	520,644	317,382

Total current assets	18,667,734	19,117,031
Long-term investments	818,777	417,230
Property and equipment, net	324,416	196,519
Other non-current assets	54,409	120,903

Total assets	$19,865,336	$19,851,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$761,056	$358,907
Accrued payroll and related taxes	508,589	496,009
Deferred revenue	1,546,749	873,230
Other current liabilities	37,666	45,185

Total current liabilities	2,854,060	1,773,331
Other non-current liabilities	72,217	23,061

Total liabilities	2,926,277	1,796,392

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized, 25,512,030 and 24,144,366 issued and outstanding, respectively	25,512	24,144
Additional paid-in capital	35,353,830	33,660,397
Accumulated other comprehensive income	194	(9,855)
Accumulated deficit	(18,440,477)	(15,619,395)

Total stockholders’ equity	16,939,059	18,055,291

Total liabilities and stockholders’ equity	$19,865,336	$19,851,683

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Revenue
Software	$505,448	$2,338,179	$3,397,474	$3,278,867
Maintenance and professional services	686,289	530,178	1,313,747	993,052

Total revenue	1,191,737	2,868,357	4,711,221	4,271,919

Operating costs and expenses
Cost of revenue-software	109,528	113,856	257,187	206,246
Cost of revenue-maintenance and professional services	200,209	142,218	354,818	257,527
Selling and marketing	712,037	564,896	1,562,966	964,208
Research and development	1,730,679	642,982	2,909,785	1,232,319
General and administrative	1,299,953	834,193	2,463,182	1,457,437

Total operating costs and expenses	4,052,406	2,298,145	7,547,938	4,117,737

Operating (loss) income	(2,860,669)	570,212	(2,836,717)	154,182

Other income (expense), net
Interest and other expense, net	(62,638)	(169)	(129,703)	(384,417)
Interest income	72,114	696	146,138	1,939

Total other income (expense), net	9,476	527	16,435	(382,478)

(Loss) income before income taxes	(2,851,193)	570,739	(2,820,282)	(228,296)
Benefit (provision) for income taxes	3,837	(800)	(800)	(2,492)

Net (loss) income	$(2,847,356)	$569,939	$(2,821,082)	$(230,788)

Net (loss) income per share—basic	$(0.11)	$0.03	$(0.11)	$(0.01)

Net (loss) income per share—diluted	$(0.11)	$0.02	$(0.11)	$(0.01)

Shares used in calculating basic net (loss) income per share	25,013,284	20,542,502	24,700,047	19,684,925

Shares used in calculating diluted net (loss) income per share	25,013,284	23,241,963	24,700,047	19,684,925

Mitek Systems Reports Second Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME RECONCILIATION

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
(Loss) income before income taxes	$(2,851,193)	$570,739	$(2,820,282)	$(228,296)
Add back:
Stock compensation expense	651,187	295,541	1,152,884	529,584
Non-cash interest expense on convertible debt	—	—	—	384,124
Amortization of capitalized debt issuance costs	—	—	—	53,945

Non-GAAP (loss) income before income taxes	(2,200,006)	866,280	(1,667,398)	739,357
Benefit (provision) for income taxes	3,837	(800)	(800)	(2,492)

Non-GAAP net (loss) income	$(2,196,169)	$865,480	$(1,668,198)	$736,865

Non-GAAP net (loss) income per share—diluted	$(0.09)	$0.04	$(0.07)	$0.03

Shares used in computing diluted Non-GAAP net (loss) income per share	25,013,284	23,241,963	24,700,047	22,247,340